Exhibit 23.1




             CONSENT OF INDEPENDENT ACCOUNTANTS



We herby consent to the incorporation by reference in the Registration Statement on Forms S-8 ( No. 33-43006, No. 33-55065,
No. 33-62913, No. 333-17793, No.  333-39731 and No. 333-39735)
of Laboratory Corporation of America Holdings and Forms S-3/4
(No. 33-58307 and No. 33-58775) of National Health Laboratories Holdings, Inc. of our report dated February 12, 2000 relating to the financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings Annual Report on Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 15, 2000

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